PRODUCTION PAYMENT PURCHASE AGREEMENT AND ASSIGNMENT

THIS PRODUCTION PAYMENT PURCHASE AGREEMENT AND ASSIGNMENT (“Agreement”) is made as of the 12th day of June, 2007, by and among Golden Phoenix Minerals, Inc., a Minnesota corporation (the “Company”), and Crestview Capital Master, LLC, a Delaware limited liability company (including its successors and assigns, the “Purchaser”).

Recitals

A.        The Company and William D. and Candida Schnack (collectively the “Schnacks”) entered into an Advance Sales Restructuring Agreement (the “Restructuring Agreement”) on April 23, 2007, providing for, among other things, an obligation by the Company to pay the Schnacks seven hundred fifty thousand dollars ($750,000) on or before June 11, 2007, and a further two million dollars ($2,000,000) over time paid monthly in an amount equal to a specified percentage of the mineral production at the Ashdown mine, the Company’s molybdenite mine in Northern Nevada. The Restructuring Agreement also provides for a right by the Company, or its assignee, to purchase the production payment for one million three hundred thousand dollars ($1,300,000), less any amounts previously paid, on or before August 31, 2007. Furthermore, if the Company assigns its purchase rights to a third party who then purchases the production payment from the Schnacks, the Restructuring Agreement provides that the amount of the production payment will be adjusted to equal one hundred ten percent (110%) of the purchase price of the production payment, and shall be convertible into shares of the Company’s Common Stock.

B.        The Purchaser desires to acquire from the Company the assignment of the Company’s purchase rights under the Restructuring Agreement in consideration of the Purchaser paying the Company’s seven hundred fifty thousand ($750,000) payment due the Schnacks on or before June 11, 2007, and the Purchaser immediately exercising the Company purchase rights to acquire the production payment for one million three hundred thousand dollars ($1,300,000) less the $255,040 previously paid by the Company to the Schnacks on the production payment and for certain amendments to the Restructuring Agreement increasing the size of the production payment to one hundred ten percent (110%) of the amount of the seven hundred fifty thousand dollar ($750,000) payment the Purchaser has made on behalf of the Company and the purchase price of the production payment assigned to the Purchaser for a combined amount equal to one million seven hundred ninety four thousand nine hundred sixty dollars ($1,794,960) with amended convertibility features and to be paid in accordance with the Restructuring Agreement.

C.        The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and

D.        Contemporaneous with the transactions contemplated by this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will

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agree to provide certain registration rights under the 1933 Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person as such terms are used in and construed under Rule 405 under the Securities Act. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Business Day” means a day, other than a Saturday or Sunday, and any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effective Date” means the date on which the initial Registration Statement is first declared effective by the SEC.

“Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.

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“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“SEC Filings” has the meaning set forth in Section 4.6.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Securities” means the convertible production payment and the Shares underlying the convertible production payment set forth in the Restructuring Agreement as modified by this Agreement.

“Shares” means the shares of Common Stock underlying the convertible production payment set forth in the Restructuring Agreement as modified by this Agreement.

“Subsidiary” of any Person means another Person owning directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body, or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by, such first Person.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is then traded on a registered national stock exchange, a day on which the Common Stock is traded on such registered national stock exchange, or (c) if the Common Stock is not traded on the OTC Bulletin Board or a registered national stock exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) or (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or any

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day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Transaction Documents” means this Agreement, the Security Agreement, the Escrow Agreement and the Registration Rights Agreement.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.         Assignment of Purchase Rights; Purchase of Production Payment; Amendments to Restructuring Agreement. Subject to the terms and conditions of this Agreement, on the Closing Date, the parties agree to the following:

2.1.      Assignment of Purchase Rights. In consideration for the payments by the Purchaser specified in Section 2.2 and Section 2.3 below, and other good and valuable consideration set forth in this Agreement, the Company hereby assigns to the Purchaser the Company’s option to purchase the production payment provided for in Section 1.2 of the Restructuring Agreement, as amended by the provisions of this Agreement. The Company shall duly execute a written Notice of Assignment in substantially similar form and substance as the Notice of Assignment attached hereto as Schedule 2.1.

2.2.      Payment of the Company’s Obligation to Pay the Cash Payment to the Schnacks. From the funds Purchaser will deposit into the Escrow Account in accordance with the provisions of Section 3 below, the Purchaser shall pay to the Schnacks an amount equal to seven hundred fifty thousand dollars ($750,000) in satisfaction of the Company’s obligation provided for in Section 1.1 of the Restructuring Agreement.

2.3.      Exercise of the Assigned Purchase Rights. From the funds Purchaser will deposit into the Escrow Account in accordance with the provisions of Section 3 below, the Purchaser shall exercise the assigned option to purchase the production payment provided for in Section 1.2 of the Restructuring Agreement, as amended by the provisions of this Agreement, by paying the sum of one million forty four thousand nine hundred sixty dollars ($1,044,960) representing the purchase price of the production payment equal to one million three hundred thousand dollars ($1,300,000) less two hundred fifty five thousand forty dollars ($255,040) representing the amount of the production payment which the Company represents and warrants it has paid to the Schnacks prior to the Closing Date. The Purchaser shall duly execute a written Notice of Exercise in substantially similar form and substance as the Notice of Exercise attached hereto as Schedule 2.3.

2.4.      Amendments to the Restructuring Agreement. Effective immediately after the Purchaser’s acquisition of the production payment from the Schnacks as provided for in Section 2.3 above, Section 1.2.4 of the Restructuring Agreement, a copy of which is attached

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hereto as Schedule 2.4, shall be amended to delete and replace Section 1.2.4 in its entirety and replace it with the following provisions:

1.2.4.

Modifications to the Production Payment Effective Upon the Exercise of the Company’s Option to Purchase the Production Payment by the Company’s Assignee. Immediately upon the exercise of the Company’s option to purchase the production payment provided for in this Section 1.2 of this Agreement by an assignee of the Company (the “Holder”), the following modifications to the production payment shall occur effective immediately upon the acquisition of the production payment by the Holder:

1.2.4.1.

Adjustment to Size and Terms of Production Payment. The aggregate amount of the production payment shall be equal to one million nine hundred seventy four thousand four hundred fifty six dollars ($1,974,456), representing 110% of the actual cash paid by Purchaser to satisfy the Company’s obligations to the Schnacks. The production payment shall be paid in an amount equal to a five percent (5%) Net Smelter (Refinery) Returns (“NSR”) paid solely from the Company’s share of production distributed to the Company pursuant to the Ashdown Project LLC Operating Agreement commencing upon thirty (30) days prior written notice to the Company of the Holder’s desire to commence receiving payments from the Company, but in no event sooner than six months from the date the Holder acquired the production payment. In the event that the Company is not successful in increasing its authorized share capital at its 2007 Annual Meeting of Shareholders, or any adjournments thereof, then the NSR shall increase one percent (1%) per month each month thereafter until the amount of the NSR equals ten percent (10%) of production. The NSR shall again be reduced to five percent (5%) upon an increase in the Company’s authorized share capital sufficient to accommodate the full conversion of the production payment into Shares of the Company’s Common Stock.

1.2.4.2.

Convertibility of the Production Payment into Shares of Company Common Stock. So long as the production payment remains outstanding, the production payment shall be convertible, in whole or in part, into shares of the Company’s Common Stock at the option of the Holder. The number of shares of the Company’s Common Stock to be issued upon conversion of the production payment shall be calculated by dividing the remaining amount of the production payment by the number derived by multiplying the average of the volume weighted average price (“VWAP”) of the Company’s Common Stock for a period of ten (10) trading days prior to exercise of this conversion right by 0.80,

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but in no case less than $0.36 per share nor more than $0.46 per share. Provided that the shares of Common Stock underlying the conversion right provided for in this Section 1.2.4.2. have been registered with the U.S. Securities and Exchange Commission, the production payment shall automatically convert into shares of the Company’s Common Stock if the closing price of the Company’s Common Stock on the OTC Bulletin Board or other public trading market is greater than or equal to $0.65 for ten consecutive trading days. Conversion of the production payment, in whole or in part, into shares of the Company’s Common Stock shall also be conditioned upon an increase in the authorized share capital of the Company at the Company’s 2007 Annual Meeting of Shareholders.

2.5.      Grant of Security Interest in the Assets of the Company; Subordination. The Company agrees to grant a security interest in the assets of the Company securing the Company’s obligation to pay the production payment acquired by the Purchaser pursuant to this Agreement by entering into a separate Security Agreement, the form and substance of which is attached hereto as Exhibit B to this Agreement and taking such steps as is reasonably necessary in order to perfect the security interest granted therein in favor of the Purchaser, including but not limited to the filing of a UCC 1 Financing Statement with the Nevada Secretary of State and the Minnesota Secretary of State. The Security Interest will terminate upon the payment in full of the production payment or the conversion of the production payment into Shares of the Company’s Common Stock pursuant to the Restructuring Agreement, as amended by this Agreement. From and after the Company’s shareholders approve an increase in the Company’s authorized share capital currently scheduled to occur at the Company’s 2007 Annual Meeting of Shareholders such that sufficient shares are reserved to permit conversion in full of the Production Payment, the Purchaser agrees to subordinate its security interest granted by the Security Agreement to the Company’s future lenders in an amount not to exceed five million dollars ($5,000,000) for equipment financing and working capital credit facilities and another five million dollars ($5,000,000) for project finance for the purpose of further exploration, development, and mining operations on the Company’s mining properties.

3.         Closing. Simultaneously with the execution of this Agreement, the Company shall deliver to Bullivant Houser Bailey PC as escrow agent (“Escrow Agent”), pursuant to the terms of that certain Escrow Agreement, attached hereto as Exhibit C, and incorporated herein by reference (“Escrow Agreement”): 1) the Notice of Assignment provided for in Section 2.1 of this Agreement, duly executed by the Company, with instructions that such Notice of Assignment is to be held for release to the Schnacks only upon payment in full of the payments specified in Sections 2.2 and 2.3 of this Agreement; 2) an executed Security Agreement; and 3) and executed UCC 1 Financing Statement. Simultaneously with the execution of this Agreement, the Purchaser shall promptly cause a wire transfer in same day funds to be sent to the Escrow Agent pursuant to the terms of the Escrow Agreement, in an aggregate amount equal to the payments specified in Sections 2.2 and 2.3 of this Agreement and shall deliver the Notice of Exercise provided for in Section 2.3 of this Agreement, duly executed by the Purchaser. On the date (the “Closing Date”) the Escrow Agent receives the Purchaser’s funds in an aggregate amount equal

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to the payments specified in Sections 2.2 and 2.3 of this Agreement, the Notice of Assignment provided for in Section 2.1 of this Agreement and the Notice of Exercise provided for in Section 2.3 of this Agreement, and receives written instructions from both the Company and the Purchaser, the Escrow Agent shall deliver the Notice of Assignment, the Notice of Exercise, and tender the payment of the cash payment provided for in Section 2.2. of this Agreement and the purchase price of the production payment provided for in Section 2.3 of this Agreement to the Schnacks in accordance with the Escrow Agreement (the “Closing”). The Closing of the transactions contemplated by this Agreement shall take place at the offices of Bullivant Houser Bailey, PC, 1415 L Street, 10th Floor, Sacramento, California, 95814, or at such other location and on such other date as the Company and the Purchaser shall mutually agree.

4.         Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser:

4.1       Organization, Good Standing and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted and to own and use its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2       Authorization. The Company has full corporate power and authority and has taken all requisite corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3       Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have

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been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Purchaser) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4       Valid Issuance. The Shares, when issued and paid for upon conversion of the production payment pursuant to this Agreement and in accordance with the Restructuring Agreement, as amended by this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchaser), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has undertaken to increase the amount of share capital authorized by the Company’s articles of incorporation at its 2007 Annual Meeting of Shareholders and, upon approval of its shareholders, the Company will reserve the maximum number of shares of Common Stock issuable upon conversion of the production payment.

4.5       Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 5 hereof, on or prior to the Closing the Company

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will have taken all action necessary to exempt (i) the issuance and sale of the Securities, and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents.

4.6       Delivery of SEC Filings; Business. The Company has made available to the Purchaser through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “10-KSB”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-KSB and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7	(Reserved)

4.8       No Material Adverse Change. Since December 31, 2006, except as identified and described the Company’s SEC Filings or on Schedule 4.8, there has not been:

(i)        any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s 10-KSB, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)       any declaration or payment of any dividend, or any authorization or payment of any distribution of cash or other property, on any of the capital stock of the Company, or any purchase, redemption or made any agreement to purchase or redeem or repurchase of any securities of the Company;

(iii)      any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)      any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)       any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results

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or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)      any change or amendment to the Company's Articles of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)     any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)    any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)      the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)       the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect;

(xi)	any alteration of its method of accounting;

(xii)     any issuance of any securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans; or

(xiii)    any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9       SEC Filings. Except as disclosed on Schedule 4.9, since December 31, 2005 (the "Reporting Period"), the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. As of their respective filing dates, the SEC Filings complied in all material respects with the requirements of the 1934 Act applicable to the SEC Filings, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and

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cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.10     No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities and the consummation by the Company of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms and provisions of the Company’s Articles of Incorporation, the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchaser through the EDGAR system), or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents (each as in effect of the date hereof), or (ii) conflict with or result in a violation of any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (iii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or, to the knowledge of the Company, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, expressly including without limitation, the Advance Restructuring Agreement.

4.11     Tax Matters. Except as described on Schedule 4.11, the Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12     Title to Properties. Except as described on Schedule 4.12, to the Company’s knowledge, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed on Schedule 4.12, the Company and each Subsidiary holds any leased real or personal property

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under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13     Certificates, Authorities and Permits. Except as described in Schedule 4.13, the Company and each Subsidiary possess adequate certificates, authorizations and permits issued by appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.14	Labor Matters.

(a)       Except as set forth on Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)       (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)       The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There no claims are pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d)       Except as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

(e)       Except as specified in Schedule 4.14, each of the Company's employees who works in the United States is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company's Knowledge, the

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Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15	Intellectual Property.

(a)       All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

  (b)       The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(c)       The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

4.16	Mining Rights.

(a)       The Company or the Subsidiaries own record title to those unpatented mining claims and millsites owned by them (collectively, “Mining Claims”), except as would not reasonably be expected to have a Material Adverse Effect and subject to the paramount title of the United States and the rights of third parties to use the surface of those Mining Claims pursuant to applicable federal, state and local laws, rules and regulations, free

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and clear of any encumbrances arising by, through or under them, other than Permitted Encumbrances as set forth in Schedule 4.16. With respect to such Mining Claims located by the Company or any Subsidiary: (i) location notices or certificates for those Mining Claims were properly recorded and filed with appropriate governmental agencies; (ii) required assessment work which was performed in accordance with industry standards and which was reasonably sufficient to hold those Mining Claims has been performed and all claim maintenance fees have been timely paid as required by Law in order to maintain those Mining Claims through the current assessment year; and (iii) all affidavits of assessment work, evidence of payment of claim maintenance fees, and other filings required to maintain those Mining Claims in good standing through the current assessment year have been properly and timely recorded or filed with appropriate governmental agencies. With respect to any such Mining Claims not located by the Company or any Subsidiary, from and after the date of their acquisition by the Company or any of the Subsidiaries, (i) required assessment work which was performed in accordance with industry standards and which was reasonably sufficient to hold those Mining Claims has been performed and all claim maintenance fees have been timely paid as required in order to maintain those Mining Claims through the current assessment year; and (ii) all affidavits of assessment work, evidence of payment of claim maintenance fees, and other filings required to maintain those Mining Claims in good standing through the current assessment year have been properly and timely recorded or filed with appropriate governmental agencies. The Company and the Subsidiaries do not make and hereby expressly disclaim any representation or warranty as to (i) whether any of those Mining Claims contains a discovery of valuable minerals, (ii) the absence of any patented or unpatented mining claims in conflict with those Mining Claims, (iii) whether or not any of those Mining Claims comprise a contiguous group of claims or are free from interior gaps or fractions, (iv) whether or not the Company, any of the Subsidiaries, or its predecessors-in-title established or maintained pedis possessio rights with respect to any of those Mining Claims, (v) what rights the Company or any of the Subsidiaries has to use the surface of any of those Mining Claims for any purpose; or (vi) otherwise as to the validity of any of the Mining Claims or the use of the same (except as specifically set forth above). Any real property, facilities and personal property held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where a failure to be in compliance would not have a Material Adverse Effect. Further, the Company and the Subsidiaries make no and expressly disclaim any representation or warranty with respect to priority, status, nature of permitted beneficial use or abandonment of any water rights, whether held by the Company or any of the Subsidiaries of record, or in which the Company or any of the Subsidiaries has a beneficial or other interest.

(b)       to the Company's knowledge, all mining operations on the properties of the Company and the Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and all applicable workers' compensation and health and safety and workplace laws, regulations and policies have been duly complied with in all material respects; and

(c)       there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or any of its Subsidiaries except for ongoing assessments conducted by or on behalf of the Company in the ordinary course.

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4.17     Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.18     Litigation. Except as described on Schedule 4.18, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Company’s Knowledge, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under United States federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any document or registration statement filed by the Company or any Subsidiary under the 1933 Act.

4.19     Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is prudent and customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business without a significant increase in cost.

4.20     Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.20. Any such commission, fee or other compensation listed on Schedule 4.20 paid by the Company shall comply with applicable United States federal and state broker-dealer laws. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section (other than for Persons engaged by Purchaser or its investment

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advisor) that may be due in connection with the transactions contemplated by the Transaction Documents.

4.21     No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has offered or sold or will offer or sell any of the Securities by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501(a) under Regulation D.

4.22     No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company within the last six months for purposes of the 1933 Act which would require registration of the Securities under the 1933 Act.

4.23     Private Placement. The offer and sale of the Securities to the Purchaser as contemplated hereby is exempt from the registration requirements of the 1933 Act pursuant to Rule 506 of Regulation D.

4.24     Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) directly or indirectly used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.25     Transactions with Affiliates. Except as disclosed on Schedule 4.25, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.26     Internal Controls. Except as described in Schedule 4.26, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently

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applicable to the Company as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.27     Disclosures. Neither the Company nor any Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement are true and correct, and does not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.28     Investment Company. The Company is not, and is not an Affiliate of, and immediately after the Closing, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

4.29     Registration Rights. Except as disclosed on Schedule 4.29, other than the Purchaser, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

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4.30     No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents, and the Company is current with respect to any fees owed to its accountants and lawyers.

4.31     Regulation M Compliance.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

4.32     Form SB-2 Eligibility. The Company is eligible to register the Securities for resale by the Purchaser on Form SB-2 promulgated under the 1933 Act.

5.         Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

5.1       Organization and Existence. The Purchaser is a validly existing corporation, limited partnership or limited liability company and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise carry out its obligations thereunder.

5.2       Authorization. The execution, delivery and performance by the Purchaser of the Transaction Documents to which the Purchaser is a party have been duly authorized by all requisite corporate, partnership or limited liability company action, and will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3       Purchase Entirely for Own Account. The Securities to be received by the Purchaser upon conversion of the production payment will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any minimum or other specific term nor limiting the Purchaser’s right to sell the Securities at any time pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws. The Purchaser is not a broker-dealer registered with

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the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4       Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any conversion of the production payment, it will be an “accredited investor” as defined in Rule 501(a) under the 1933 Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the 1934 Act. The Purchaser represents that, to the extent that it is an organizational entity, it has been organized under the laws of the state or country set forth opposite its name on the signature pages hereto.

5.5       Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Purchaser acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for, and the restrictions on resale of, the Securities and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Purchaser for purposes of giving representations, warranties and covenants under this Agreement.

5.6       Disclosure of Information. The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Purchaser acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.7       Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.8	Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with United States federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 5.7(b), the Company shall require the transferor thereof to provide to the Company an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably

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satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the 1933 Act.

(b)       The Purchaser agrees to the imprinting, so long as is required by this Section 5.8(b), of a legend on any of the Securities in the following form:

THESE SECURITIES [AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE] HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)       Certificates evidencing the Shares shall not contain any legend: (i) while a registration statement (including the Registration Statement) on Form SB-2 covering the resale of such security is effective under the 1933 Act, (ii) following any sale of such Shares while a registration statement (including the Registration Statement) other than on Form SB-2 (which shall be covered by clause (i) above) covering the resale of such security is effective under the Securities Act, or (iii) following any sale of such Shares pursuant to Rule 144, or (iv) if such Shares are eligible for sale under Rule 144(k), or (v) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of legends hereunder. If all or any portion of the production payment is converted into Shares at a time when there is an effective registration statement to cover the resale of the Shares on Form SB-2 no legend is required hereunder, then such Shares shall be issued free of any legend. The Company agrees at such time as such legend is no longer required under this Section 5.8(c), it will, no later than three trading days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares issued with a restrictive legend (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System or another established clearing corporation performing similar functions as directed by the Purchaser.

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(d)       The Purchaser agrees that the Purchaser will sell any Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.8 is predicated upon the Company’s reliance upon this understanding. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Purchaser a certificate or certificates representing the Shares pursuant to an exercise on or before the Share Delivery Date, and if after such date the Purchaser is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of the Shares which the Purchaser anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Purchaser the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Shares that the Company was required to deliver to the Purchaser in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Purchase Payment and equivalent number of Shares for which such exercise was not honored or deliver to the Purchaser the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Purchaser $1,000. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Purchase Payment as required pursuant to the terms hereof.

5.9       No General Solicitation. The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising” (as such terms are defined in Regulation D), which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

5.10     Brokers and Finders. Except as set forth in Schedule 5.10, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

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5.11     Prohibited Transactions. Since the time when the Purchaser was first contacted by the Company regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities, or (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Prior to the earliest to occur of (i) the termination of this Agreement, or (ii) the date that the Closing of the sale of the Securities is publicly announced, the Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

5.12      Acknowledgement Regarding Purchasers’ Trading Activity. Subject to the provisions of Section 5.11 of this Agreement, it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

6.	Conditions to Closing.

6.1       Conditions to the Purchaser’ Obligations. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement at the Closing is subject to the fulfillment to Purchaser’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Purchaser:

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(a)       The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)       The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for the consummation of the transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)       The Company shall have executed and delivered the Registration Rights Agreement.

(d)       The Company shall have executed and delivered the Security Agreement and the UCC 1 Financing Statement.

(e)       The Company shall have executed and delivered the Notice of Assignment.

(f)        No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(g)       The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d), (e) , (f) and (j) of this Section 6.1.

(h)       The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

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(i)        The Purchaser shall have received an opinion from Bullivant Houser Bailey, PC, the Company's counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchaser and addressing such legal matters as the Purchaser may reasonably request.

(j)        No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2       Conditions to Obligations of the Company. The Company's obligation to consummate the transactions contemplated by this Agreement at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)       The representations and warranties made by the Purchaser in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b)       The Purchaser shall have executed and delivered the Registration Rights Agreement.

(c)       The Purchaser shall have executed and delivered the Notice of Exercise.

(d)       The Purchaser shall have delivered to the Escrow Agent immediately available funds in the amount specified in Sections 2.2 and 2.3 of this Agreement.

6.3	Termination of Obligations to Effect Closing; Effects.

(a)       The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:

(i)        Upon the mutual written consent of the Company and the Purchaser;

(ii)       By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

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(iii)      By the Purchaser if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(iv)      By either the Company or the Purchaser if the Closing has not occurred on or prior to June 29, 2007;

provided however, that except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)       Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.	Covenants and Agreements of the Company.

7.1       Reservation of Common Stock. Once the Company’s shareholder approve an increase in the Company’s authorized share capital at its 2007 Annual Meeting of Shareholders, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the production payment, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the production payment pursuant to the Restructuring Agreement as amended by this Agreement in accordance with their respective terms.

7.2       Reports. The Company will furnish to the Purchaser and/or its assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Purchaser and/or its assignees; provided, however, that the Company shall not disclose material nonpublic information to the Purchaser, or to advisors to or representatives of the Purchaser, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Purchaser, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Purchaser enters into an appropriate confidentiality agreement with the Company with respect thereto. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

7.3       No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Purchaser under the Transaction Documents.

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7.4       Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

7.5       Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6       Listing of Underlying Shares and Related Matters. If the Company applies to have its Common Stock or other securities traded on any principal stock exchange or market, it shall include in such application the Shares and will take such other action as is reasonably necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on such principal stock exchange or market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7       Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.8       Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and filing the Transaction Documents as exhibits thereto. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Further, the parties acknowledge and agree that all such press releases shall conform with the requirements of Rule 135c of the 1933 Act. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any regulatory agency, without the prior written consent of the Purchaser, except as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of required reports and the final Transaction Documents (including signature pages thereto) with the SEC.

7.9       Intentionally Omitted.

7.10     Form D; Blue Sky and other filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy

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thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

7.11     Restriction on Conversion of Production Payment. The Company shall not effect any conversion of this production payment, and a Holder shall not have the right to convert any portion of this production payment, to the extent that after giving effect to the conversion set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this production payment with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this production payment beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7.11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 7.11 applies, the determination of whether this production payment is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this production payment is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this production payment may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this production payment is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 7.11, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this production payment, by the Holder or its Affiliates since the date as of

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which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this production payment held by the Holder. The Beneficial Ownership Limitation provisions of this Section 7.11 may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this production payment held by the Holder and the provisions of this Section 7.11 shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7.11 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this production payment.

8.	Survival and Indemnification.

8.1       Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2       Indemnification. The Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and their respective directors, officers, members, managers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3       Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the

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expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.	Miscellaneous.

9.1       Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchaser, as applicable, which shall not be unreasonably withheld, provided, however, that the Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by the Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of the Purchaser hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2       Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4       Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an

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internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Golden Phoenix Minerals, Inc.
1675 East Prater Way, Suite 102
Sparks, NV 89434
Attn: David A. Caldwell, CEO
Fax: (775) 853-5010

With a copy to:

Bullivant Houser Bailey, PC

1415 L Street, Suite 1000

Sacramento, CA 95814

Attn: Scott E. Bartel, Esq.

Fax: (916) 930-2501

If to the Purchaser:

Crestview Capital Master, LLC
95 Revere Drive, Suite A
Northbrook, IL 60062
Attn: Adam Blonsky
Fax: (847) 559-5807

9.5       Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be

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interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.8       Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.9       Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.10     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Sacramento County and the United States District Court for the Eastern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement (other than by telex or facsimile which shall be deemed improper service). Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	GOLDEN PHOENIX MINERALS, INC.

By: /s/ David Caldwell
David Caldwell
Chief Executive Officer

The Purchaser:	CRESTVIEW CAPITAL MASTER, LLC
By: Crestview Capital Partners, its sole manager

By: /s/ Stewart R. Flink
Name: Stewart R. Flink
Title: Manager

Jurisdiction of Organization: Delaware

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EXHIBIT A

Registration Rights Agreement

EXHIBIT B

Security Agreement

EXHIBIT C

Escrow Agreement

SCHEDULE 2.1

Notice of Assignment

SCHEDULE 2.3

Notice of Exercise

SCHEDULE 2.4

Restructuring Agreement